As filed with the Securities and Exchange Commission on July 7, 2005

Registration No. 333-108258

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ENVIRONMENTAL POWER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-3117389
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Cate Street, Fourth Floor Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

2003 Incentive Compensation Plan

(Full Title of the Plan)

Joseph E. Cresci

Chairman

Environmental Power Corporation

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

(Name and Address of Agent For Service)

(603) 431-1780

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Scott E. Pueschel, Esq.

Pierce Atwood

One New Hampshire Avenue, Suite 350

Portsmouth, New Hampshire 03801

(603) 433-6300

EXPLANATORY NOTE

Pursuant to a registration statement on Form S-8 (the “2003 Plan Registration Statement”) filed with the Commission on August 27, 2003 (File No. 333-108258), the Registrant registered 2,000,000 shares of its Common Stock, $0.01 par value per share (“Common Stock”), issuable in connection with the Registrant’s 2003 Incentive Compensation Plan (the “2003 Plan”). On June 23, 2004, the Board of Directors of the Registrant elected to terminate the 2003 Plan. At the time of termination of the 2003 Plan, an aggregate of 1,786,786 shares of Common Stock covered by the 2003 Plan Registration Statement had not previously been issued or were not subject to outstanding stock awards (the “Unused 2003 Shares”). After giving effect to the Registrant’s 1-for-7 reverse stock split which occurred on November 30, 2004, the number of Unused 2003 Shares is equal to 255,255.

This Post-Effective Amendment No. 1 to the 2003 Plan Registration Statement is being filed for the purpose of transferring the Unused 2003 Shares to a registration statement on Form S-8 filed on or about the date hereof, registering an additional 428,571 shares of Common Stock issuable pursuant to stock based awards to be issued under the Company’s Restated 2001 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Portsmouth, New Hampshire on this 6th day of July, 2005.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Kamlesh R. Tejwani
Kamlesh R. Tejwani
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph E. Cresci Joseph E. Cresci	Chairman	July 6, 2005

* Kamlesh R. Tejwani	President and Chief Executive Officer (Principal Executive Officer)	July 6, 2005

/s/ John F. O’Neill John F. O’Neill	Chief Financial Officer (Principal Financial and Accounting Officer)	July 6, 2005

* Donald A. Livingston	Director	July 6, 2005

* Robert I. Weisberg	Director	July 6, 2005

* John R. Cooper	Director	July 6, 2005

* Jessie J. Knight, Jr.	Director	July 6, 2005

* August Schumacher, Jr.	Director	July 6, 2005

*By:	/s/ Joseph E. Cresci
Joseph E. Cresci, Attorney-in-Fact